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                                                                    EXHIBIT 11


                          AFTERMARKET TECHNOLOGY CORP.

                 STATEMENT RE COMPUTATION OF NET INCOME PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
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                                                          For the three months ended March 31,
                                                               1999                   1998
                                                        -------------------    -------------------
                                                                       (Unaudited)
Income before extraordinary item                                $      883            $     6,303

Extraordinary item - net of income taxes                                 -                   (363)

                                                        -------------------    -------------------
Net income per statements of income                             $      883            $     5,940
                                                        -------------------    -------------------
                                                        -------------------    -------------------


Shares:

Weighted average common shares outstanding                          20,246                 19,780

Net effect of stock options and warrants
    outstanding, calculated using the treasury stock
    method at the average price for the period                         755                  1,486

                                                        -------------------    -------------------
Total                                                               21,001                 21,266
                                                        -------------------    -------------------
                                                        -------------------    -------------------

Per common share - diluted:
    Income before extraordinary item                           $      0.04            $      0.30
    Extraordinary item                                                   -                  (0.02)

                                                        -------------------    -------------------
Net income per share                                           $      0.04            $      0.28
                                                        -------------------    -------------------
                                                        -------------------    -------------------
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